EXHIBIT 21.1

  List of Subsidiaries of
Ziff Davis, Inc.

Ziff Davis, Inc.'s affiliates as of December 31, 2025, are listed below.

Name	State or Other Jurisdiction of Incorporation
2.4 Family Marketing Limited	United Kingdom
Aberdeen Market Intelligence France SAS	France
Advanced Messaging Technologies, Inc.	Delaware, United States
Arthur L. Davis Publishing Agency, Inc.	Iowa, United States
BabyCenter, L.L.C.	Delaware, United States
Castle Connolly Medical Ltd	Delaware, United States
Cloak Holdings, LLC	Delaware, United States
Cell Rebel AB	Sweden
Cell Rebel Sociedad Limitada	Spain
CNET Media, Inc.	Delaware, United States
Demandshore Media Pvt. Ltd.	India
Demandshore Solutions Pvt. Ltd.	India
DW Prime Holdings, Inc.	Delaware, United States
Ekahau Oy	Helsinki - Finland
Ekahau Inc.	Delaware, United States
Electric Mail (Ireland) Limited	Ireland
emedia Communications, LLC	California, United States
Everyday Health India Private Limited	India
Everyday Health Media, LLC	Delaware, United States
Everyday Health, Inc.	Delaware, United States
Excel Micro, LLC	Pennsylvania, United States
Families Online Limited	United Kingdom
FCS Technologies Limited	Ireland
FCS (UK) Limited	United Kingdom
Forensic and Compliance Systems Limited	Ireland
FitNow, Inc.	Delaware, United States
Gamer Network Limited	United Kingdom
GMG Lifestyle Entertainment, Inc.	Delaware, United States
Hookshot Media Ltd	United Kingdom
Humble Bundle, Inc.	Delaware, United States
IGN Entertainment, Inc.	Delaware, United States
Inspired eLearning, LLC	Delaware, United States
IPVanish, Inc.	Florida, United States
J2 Cloud Co-Obligor, Inc.	Delaware, United States
J2 Global Canada, Inc.	Canada
J2 Global Denmark A/S	Denmark
j2 Global Ireland Limited	Ireland
J2 Global Sweden AB	Sweden
j2 Global Treasury Services Limited	Ireland
J2 Global UK Limited	United Kingdom
J2 Global Ventures, Inc.	Delaware, United States
J2 Global Ventures, LLC	Delaware, United States

J2 Martech Corp.	Delaware, United States
J2 Web Services, Inc.	Delaware, United States
Know Ventures LLC	Delaware, United States
Lantern Technology, LLC	Florida, United States
Launch Gift Cards B.V.	Netherlands
Launch Gift Cards, Inc.	Delaware, United States
Launch Gift Cards Canada Limited	Canada
Launch Gift Cards K.K.	Japan
Launch Gift Card UK Ltd	United Kingdom
Launch Gift Cards NZ Ltd	New Zealand
Launch Gift Cards Pty Ltd	Australia
Lifecycle Marketing Group Ltd	United Kingdom
Lifecycle Marketing (Mother and Baby) Ltd	United Kingdom
Livedrive Internet Limited	United Kingdom
Logiva A/S	Denmark
Magic Lamp Technologies Limited	United Kingdom
Mashable, Inc.	Delaware, United States
MedPage Today, L.L.C.	New Jersey, United States
Moz Holdings Canada Inc.	Canada - British Columbia
NCSG Holding AB	Sweden
Netprotect MX, S.A. de C.V.	Mexico
Netprotect VPN, LLC	Florida, United States
Netprotect, Inc.	Florida, United States
Offers.com, LLC	Delaware, United States
OnTargetJobs, Inc.	Delaware, United States
Ookla Antarabangsa Sdn. Bhd.	Malaysia
Ookla Middle East	United Arab Emirates
Ookla, LLC	Washington, United States
Out There Gaming Limited	United Kingdom
Overplay, Inc.	Florida, United States
Prime Education, LLC	Florida, United States
Prime Implementation Science Mobilized, LLC	Delaware, United States
Red Ventures Interactive Limited	United Kingdom
RetailMeNot India Private Limited	India
RetailMeNot Limited	United Kingdom
RetailMeNot UK Limited	United Kingdom
RetailMeNot, Inc.	Delaware, United States
Root Wireless, Inc.	Washington, United States
Secured Connectivity, LLC	Florida, United States
Semantic Labs LLP	United Kingdom
Semantic Acquisition, LLC	Delaware, United States
Semantic Holdings, Inc.	Delaware, United States
SEOmoz, Inc.	Delaware, United States
Serinus42 B.V.	Netherlands

Solar Archive Limited	United Kingdom
SpatialBuzz Limited	United Kingdom
Spiceworks IT Solutions India Pvt. Ltd.	India
Spiceworks, Inc.	Delaware, United States
Spiceworks UK Ltd.	United Kingdom
Strong Technology, LLC	Florida, United States
TCI Acquisition, Inc.	Delaware, United States
TDS Cards, Inc.	Delaware, United States
TDS Holdco, Inc.	Delaware, United States
TDS Intermediate Holdco, Inc.	Delaware, United States
The Aberdeen Group, LLC	Delaware, United States
The Communicator Corporation Limited	United Kingdom
The Electric Mail Company	Canada - Nova Scotia entity registered in BC
the Skimm Inc.	Delaware, United States
ThreatTrack Security Holdings, Inc.	Delaware, United States
UU, Inc.	Barbados
VIPRE Security Limited	United Kingdom
VIPRE Security Group Philippines, Inc.	Philippines
VIPRE Security Group, Inc	Florida, United States
VIPRE SG India Private Limited	India
VIPRE AS	Norway
YSL Ventures, Inc.	Delaware, United States
ZD Canada Digital Media I, ULC	Canada
ZD Canada Digital Media II, ULC	Canada
ZD Cybersecurity Netherlands B.V.	Netherlands
ZD Ireland Holdco I Unlimited	Ireland
ZD Ireland Holdco II Unlimited	Ireland
ZD Singapore Pte. Ltd.	Republic of Singapore
Ziff Davis Australia Pty Ltd	Australia
Ziff Davis B2B Focus, Inc.	Delaware, United States
Ziff Davis Canada, Inc.	Canada
Ziff Davis Deutschland GmbH	Germany
Ziff Davis International, Ltd.	United Kingdom
Ziff Davis Ireland Limited	Ireland
Ziff Davis Performance Marketing Private Limited	India
Ziff Davis Performance Marketing, Inc.	Delaware, United States
Ziff Davis Performance Marketing, Inc.	Philippines
Ziff Davis Procurement, LLC	Delaware, United States
Ziff Davis, Inc.	Delaware, United States
Ziff Davis, LLC	Delaware, United States
Ziff Davis US, LP	Delaware, United States